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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at June 30, 1997           Filed
             (Unaudited, subject to adjustment)       herewith

   B1        Statement of Income and Accumulated Deficit   Filed
             For the Quarter ended June 30, 1997      herewith
             (Unaudited, Subject to Adjustment)

   C1        Statement of Cash Flows                  Filed
             For the Quarter Ended June 30, 1997      herewith
             (Unaudited, Subject to Adjustment)


   B2        Statement of Income and Accumulated Deficit   Filed
             For the Twelve Months ended June 30, 1997     herewith
             (Unaudited, Subject to Adjustment)

   C2        Statement of Cash Flows                  Filed
             For the Twelve Months June 30, 1997      herewith
             (Unaudited, Subject to Adjustment)